Exhibit (7)(i)

AMENDMENT TO THE PARTICIPATON AGREEMENT

By and Among

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

And

CREDIT SUISSE TRUST

And

CREDIT SUISSE ASSET MANAGEMENT, LLC

And

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

THIS AMENDMENT to the PARTICIPATION AGREEMENT (the “Agreement”), dated May 1, 2006, by and among Jefferson National Life Insurance Company organized under the laws of Texas (the “Company”), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as may be amended from time to time (each account referred to as the “Account”), Credit Suisse Trust, an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”); Credit Suisse Asset Management, LLC a limited liability company organized under the laws of the State of Delaware (the “Adviser”); and Credit Suisse Asset Management Securities, Inc., a limited liability company organized under the laws of the State of Delaware (“CSAMSI”),is effective December 9, 2014.

WHEREAS, CSAMSI assigned the Agreement to its affiliate, Credit Suisse Securities (USA) LLC (the “Distributor”); and

WHEREAS, the parties desire to enter into an amendment to the Agreement (the “Amendment”);

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.	All references in the Agreement to “Distributor” shall mean Credit Suisse Securities (USA) LLC.

2

Effective January 1, 2015, Jefferson National Life Insurance Company of New York is hereby added as a party to the agreement. All references to the Company shall be deemed to include Jefferson National Life Insurance Company of New York.

3	Schedule 1 is hereby deleted and replaced in its entirety by Schedule 1 attached hereto.

4	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment  to be executed in its name and on behalf of its duly authorized representative as of the date specified above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:

Name:	Craig A. Hawley

Title:	General Counsel & Secretary

Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:

Name:	Craig A. Hawley

Title:	General Counsel & Secretary

Date:

CREDIT SUISSE TRUST

By:
Name:
Title:

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Schedule 1

PARTICIPATION AGREEMENT

By and Among

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

And

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

And

CREDIT SUISSE TRUST

And

CREDIT SUISSE ASSET MANAGEMENT, LLC

And

CREDIT SUISSE  SECURITIES (USA) LLC

The following separate accounts are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

Jefferson National Life Annuity Account G

Jefferson National Life of New York Annuity Account 1